U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2008

Isdera, North America, Inc.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

333-138059	11-2885989
(Commission File No.)	(IRS Employer Identification No.)

50 Pine Drive
Cold Spring Harbor New York 11724
(516) 971-3385
(Address and telephone number of principal executive offices and place of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See discussion contained in Item 8.01 below.

Section 8  Other Events

Item 8.01  Other Events.

On May 29, 2008 the shareholders of the Company, at a special meeting of the shareholders, approved the following actions: (1) change in the state of incorporation of the Company from New York to Nevada by merging the Company with and into a newly formed Nevada subsidiary (the “Reincorporation”), pursuant to an agreement and plan of merger (the “Plan of Merger”); (2) amend the Company’s Certificate of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 to 500,000,000; and (3) amend the Company’s Bylaws to change the Company’s fiscal year end from June 30 to December 31.

On June 16, 2008 the Company entered into the Plan of Merger with its wholly owned subsidiary Isdera North America, Inc. (a Nevada Corporation) to accomplish the Reincorporation. We are awaiting confirmation from OTC Bulletin Board.

Section 9  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.

3.1	Certificate of Amendment of Certificate of Incorporation of Isdera North America, Inc. (a New York corporation).
3.2	Articles of Merger
3.3	Amended Bylaws of Isdera North America, Inc.
10.1	Agreement and Plan of Merger dated as of June 12, 2008 by and between Isdera North America, Inc. (a New York corporation) and Isdera North America, Inc. (A Nevada corporation).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2008

Isdera, North America, Inc.
/s/ Jing Jiang
By:	Jing Jiang, President